EXHIBIT 23.7

CONSENT OF INDEPENDENT

REGISTERED PUBLIC ACCOUNTING FIRM

To LYCOS Europe N.V., Haarlem

We consent to the use of our reports dated January 31, 2005 and January 28, 2004, appearing in the Annual Report on Form 20-F of Terra Networks S.A. and subsidiaries for the year ended December 31, 2004 incorporated by reference in this Registration Statement on Form F-4, with respect to the consolidated balance sheets of LYCOS Europe N.V. and Subsidiaries as of December 31, 2004 and 2003, and the related consolidated statements of operations, shareholders’ equity, cash flows and comprehensive income for each of the three years in the period ended December 31, 2004, both reports incorporated herein by reference and to the reference to our firm under the heading “Experts” in the prospectus.

Düsseldorf, Germany

April 20, 2005

KPMG Deutsche Treuhand-Gesellschaft

Aktiengesellschaft

Wirtschaftsprüfungsgesellschaft

Stefan Haas	Charlotte Niessen
/s/ Stefan Haas	/s/ Charlotte Niessen
Wirtschaftsprüfer	Wirtschaftsprüferin